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                                                                    Exhibit 4.6
                                    FORM OF
                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement, dated as of December 30, 2005, (this "Agreement"), is entered into by and among pSivida Limited, an Australian corporation ("Issuer"), and the securityholders of Control Delivery Systems, Inc., a Delaware corporation (the "Company"), named on the signature pages hereto (each a "Holder" and collectively, the "Holders").

                                    RECITALS

     A. WHEREAS, Issuer is a party to that certain Agreement and Plan of Merger, dated as of October 3, 2005 (the "Merger Agreement") that provides, among other things, that (i) pSivida Inc., a Delaware corporation and a wholly-owned subsidiary of Issuer ("Merger Subsidiary"), will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation (the "Surviving Corporation"), and (ii) immediately after the Merger, Issuer will own all of the issued and outstanding equity interests of the Surviving Corporation.

     B. WHEREAS, subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Closing"), the Holders shall receive or become entitled to receive American Depositary Shares of Issuer ("ADSs").

     C. WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, Issuer has agreed to grant the Holders certain registration rights, as set forth herein, with respect to the Registrable Securities (as defined herein).

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto agree as follows:

          1. Definitions.

          (a) Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

          (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (d) "Registrable Securities" means all of the ADSs issued to a Holder pursuant to the Merger Agreement, such number and type of securities to be equitably adjusted in the event of a stock split, stock dividend, combination, reclassification, merger or reincorporation.

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          (e) "Registration Expenses" means all expenses incident to Issuer's performance of, or compliance with, this Agreement, including, without limitation, all registration, filing, listing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and expenses of counsel for Issuer and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions, and transfer taxes, if any.

          (f) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (g) "Rule 415" shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (h) "Transfer" shall mean any sale, assignment, conveyance, exchange, pledge, hypothecation, gift, disposal of or other parting with any indicia or aspect of title, ownership or possession, including without limitation, the withdrawal from the depositary of the underlying ordinary shares of pSivida Limited represented by one or more ADSs.

          2. Shelf Registration Statement for Holders. Issuer shall use its commercially reasonable efforts to prepare and file with the Commission a "shelf" registration statement under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 covering, along with any other securities that Issuer shall choose to include, all of the Registrable Securities held by a Holder or permitted transferee or assignee pursuant to
Section 8 (the "Shelf Registration Statement"). Issuer shall use its commercially reasonable efforts to cause the Shelf Registration Statement (a) to become effective on or prior to one hundred eighty (180) days following the closing of the Merger (the "Required Registration Date") and (b) to remain effective for a period ending on the earliest to occur of (i) two (2) years from the date of effectiveness (subject to extension for any "black-out" period permitted by Section 6(a) or suspensions permitted by Section 3(f) hereof), or
(ii) the first date (x) on which each Holder of Registrable Securities would be eligible to sell publicly, pursuant to Rule 144 within the volume limitations contained in subsection (e)(1)(i) of Rule 144, 110% of the Registrable Securities then held by such Holder, or (y) on which all Registrable Shares have been sold (the "Registration Rights Period"). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, Issuer shall have no obligation to include any of the Registrable Securities of any Holder in any Shelf Registration Statement pursuant to this Agreement when such Holder would be eligible to sell publicly, pursuant to Rule 144 within the volume limitations contained in subsection (e)(1)(i) of Rule 144, 110% of the Registrable Securities then held by such Holder.

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          3. Registration Procedures - Issuer. In connection with its obligations contained in Section 2 hereof, Issuer will, subject to the terms and conditions of this Agreement:

          (a) subject to any "black-out" period permitted by Section 6(a), prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the end of the Registration Rights Period;

          (b) furnish to each Holder of Registrable Securities covered by the Shelf Registration Statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, in each case, as such Holder may reasonably request;

          (c) use its commercially reasonable efforts to register or qualify, prior to the effective date of such registration, all Registrable Securities covered by the Shelf Registration Statement under such securities or blue sky laws of such jurisdictions as each Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that Issuer shall not for any such purpose be required to: (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3(c) be obligated to be so qualified,
(ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

          (d) use its commercially reasonable efforts to obtain all legal opinions and auditors' consents as may be required by applicable law.

          (e) use its commercially reasonable efforts to cause, prior to the effective date of the Shelf Registration Statement, all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

          (f) (i) immediately notify each Holder of Registrable Securities covered by the Shelf Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or the existence of any condition as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or, if in the opinion of counsel for Issuer, it is necessary to supplement or amend such prospectus to comply with law and, after such notice,

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(ii) except for periods described in Section 6 hereof or the time period for filing with the Commission information referred to in Section 3(a) hereof has not expired, promptly prepare and furnish to each Holder a supplement or amendment to such prospectus or otherwise update such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Issuer will extend the Registration Rights Period by the number of days during the period from and including the date of giving such notice to and including the date when the Holders shall have received copies of the revised prospectus;

          (g) use its best efforts to list or admit all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed or any other trading market on which any of the Registrable Securities are then admitted for trading; and provide and cause to be maintained a depositary for all Registrable Securities; and

          (h) pay all Registration Expenses relating to any such registration.

          4. Failure to Register. In addition to any other remedies available to Holders under this Agreement or at law or equity, if no Shelf Registration Statement has been declared effective by the Required Registration Date or such Shelf Registration Statement is not available with respect to all Registrable Securities at any time on or after the Required Registration Date and during the Registration Rights Period (except during any "black-out" period permitted by Section 6(a) or any suspension permitted by Section 3(f) hereof) the Issuer shall cause to be wire transferred to an account specified by each Holder on the last business day of each month an amount, in immediately available United States funds, equal to:

               1/30% x ND x MV

               Where:

               ND = the number of days in such month that the Shelf Registration
                    Statement has not been declared effective by the Required Registration Date or the Shelf Registration Statement is not available with respect to Registrable Securities that Issuer is then required to register pursuant to Section 2 or that may not otherwise be sold by such Holder immediately pursuant to Rule 144 without compliance with the registration requirements of the Securities Act ("Non-Rule 144 Stock"); and

               MV = the average of the closing price of Parent ADSs on The
                    Nasdaq National Market for each of the ten (10) trading days ending on the trading day that is four (4) full trading days prior to the Closing Date of the Merger multiplied by the average number of shares of Non-Rule 144 Stock held by Holders on each of the days included in "ND" above.

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          5. Registration Procedures - Holders. Each Holder of Registrable
Securities agrees as follows:

          (a) that upon receipt of any notice from Issuer of the happening of any event of the kind described in Section 3(f), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) and, if so directed by Issuer, will deliver to Issuer all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and

          (b) that it will immediately notify Issuer, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to Issuer in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          6. Black-Out Periods for Holders; Standstill.

          (a) No Holder shall offer to sell or sell any Registrable Securities pursuant to the Shelf Registration Statement, and Issuer shall not be required to supplement or amend any Registration Statement or otherwise facilitate the sale of Registrable Securities pursuant thereto, during the 30-day period (or such lesser number of days until Issuer makes a relevant public disclosure or otherwise gives Holders notice of the termination of such period) immediately following the receipt by each Holder of a certificate of an authorized officer of Issuer to the effect that Issuer has determined in good faith that such offer, sale, supplement or amendment is likely to (i) interfere with or have a detrimental effect on the negotiation or completion of any material transaction that is being contemplated by Issuer (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that are likely to have a detrimental effect on the Issuer or its stockholders. Any period described in this Section 6(a) during which Holders are not able to sell shares of Registrable Securities pursuant to the Shelf Registration Statement is herein referred to as a "black-out" period. Issuer shall notify each Holder of the expiration or earlier termination of any "black-out" period (the nature and pendency of which need not be disclosed during such "black-out" period). The Issuer may exercise the rights provided by this Section 6(a) with respect to no more than an aggregate of sixty (60) days within any 365-day period; provided,
(x) that no "black-out" period shall exceed thirty (30) consecutive days and (y) that the Issuer may not exercise the rights provided by this Section 6(a) for more than an aggregate of thirty (30) days within the first six months following the effectiveness of the Shelf Registration Statement.

          (b) No Holder shall offer to sell or Transfer any Registrable Securities, pursuant to the Shelf Registration Statement or otherwise, during the six (6) month period immediately following the Closing. Notwithstanding the foregoing, a Holder may transfer Registrable Securities during such period (i) as a bona fide gift or gifts, provided that the donee or donees

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thereof agree to be bound in writing by the restrictions set forth herein, (ii)
to any trust for the direct or indirect benefit of the Holder or the immediate family of Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) to an Affiliate, partner, member or stockholder of the Holder or, with respect to any Holder that is an institutional investor, to another institutional investor under common management with such Holder, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, or (iv) with the prior written consent of Issuer.

          (c) No Holder shall offer to sell or Transfer any of any of the ordinary shares underlying the Registrable Securities (other than to an Affiliate, partner, member or stockholder of the Holder or to an institutional investor under common management with such Holder in compliance with the terms of Section 8 herein), including through trading on the Australian Stock Exchange, at any time prior to the earlier of: (a) the Issuer's subsequent lodgement with the Australian Securities and Investments Commission of a prospectus under the Corporations Act for fully paid ordinary shares of the Issuer (such prospectus incorporating the Shelf Registration Statement or extracts of the Shelf Registration Statement as deemed appropriate by the Issuer); or (b) the date which is 12 months after the closing of the Merger. The Issuer shall, on or prior to the Required Registration Date lodge such prospectus.

          (d) Each Holder hereby agrees that, at the request of and for the benefit of the underwriter or underwriters of any underwritten public offering of ADSs or other securities of the Issuer for the account of the Issuer, for a period beginning seven days immediately preceding and ending not more than ninety (90) days following the effective date of the registration statement used in such offering, such Holder will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any ADSs or securities convertible into or exchangeable or exercisable for any ADSs (other than any transfers of a Holder to any Affiliate, partner, member or stockholder of such Holder (each of whom shall have furnished to the Issuer and the underwriters its written consent to be bound by the terms of this Agreement pursuant to Section 8)), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs, whether any such aforementioned transaction is to be settled by delivery of the ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of such underwriter or underwriters; provided, however, that such Holder is at the time of such public offering an officer or director of the Issuer or is the holder of more than 5% of the outstanding capital stock of Issuer and that all officers and directors and all holders of more than 5% of the outstanding capital stock of the Issuer enter into lock-up agreements with such underwriter or underwriters for the same period and on the same terms.

          7. Indemnification.

          (a) Indemnification by Issuer. Issuer will, and hereby does, to the full extent permitted by law indemnify and hold harmless each participating Holder of any Registrable Securities covered by any registration statement filed pursuant to Section 2 hereof, from and against any losses, claims, damages or liabilities, joint or several (or actions or proceedings,

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whether commenced or threatened, in respect thereof, whether or not such Holder is a party thereto, and including reasonable costs of investigation and legal expenses) (collectively, "Claims"), to which such Holder may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto (if used during the period Issuer is required to keep the registration statement current) or any documents incorporated therein (collectively, "Registration Documents"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus or preliminary prospectus, in light of the circumstances in which they were made), and Issuer will reimburse such Holder for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that Issuer shall not be liable in any such case to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Document in reliance upon and in conformity with written information furnished to Issuer by such Holder for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder and shall survive the Transfer of such securities by such Holder.

          (b) Indemnification by the Holders. Each Holder will, if Registrable Securities held by such Holder are included in any registration statement filed pursuant to Section 2 hereof, indemnify the Issuer, each of its directors, officers, legal counsel, and accountants, each Holder and each of their officers, directors and partners, and each person controlling such Holder (to the extent such Holder's Registrable Securities were included in such registration), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Issuer, its directors, officers, partners, legal counsel, and accountants, the Holders, or control persons, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Issuer by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder will be limited to an amount equal to the net proceeds to such Holder (after deducting any underwriter's discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) and shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in the preceding subdivisions of this Section 7, such indemnified party will, if a claim in respect thereof

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is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity could have been sought under Section 7(a) without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          8. Transfer or Assignment of Registration Rights. The rights and obligations provided by this Agreement may be transferred or assigned by any Holder in connection with the transfer of such Holder's Registrable Securities to an Affiliate, partner, member or stockholder of such Holder or, with respect to any Holder that is an institutional investor, to another institutional investor under common management with such Holder, and any such transferee shall be deemed a Holder hereunder; provided that no Holder may assign its rights hereunder unless (i) its proposed assignee assumes all of the obligations of such Holder hereunder and (ii) Issuer is given written notice prior to any said transfer or assignment, containing the name and address of any such transferee.

          9. Sales Pursuant to Rule 144. Each of the parties hereto acknowledges that the registration benefits provided in this Agreement will not affect the ability of the Holders to sell Registrable Securities pursuant to Rule 144 rather than pursuant to the Shelf Registration Statement.

          10. Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Issuer to the public without registration and with a view to making it possible for Holders to register the Registrable Securities pursuant to a registration statement on Form S-3 or Form F-3, as applicable, the Issuer agrees to use its commercially reasonable efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and

          (c) furnish to any Holder promptly upon request, to the extent necessary in order to enable such Holder to avail itself of any rule or regulation of the Commission that permits the selling of any such securities without registration, a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 (at any time after the termination of the trading restrictions contained in Section 6(b)), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies).

          11. Termination of Registration Obligation. Any and all other provisions of this Agreement notwithstanding, in the event that the Issuer becomes a domestic U.S. issuer and as part of such transaction issues to all Holders securities in consideration of the Registrable Securities (the "Equivalent Securities") in a transaction that is registered under the Securities Act such that the Equivalent Securities are freely tradable under the Securities Act, then this Agreement will terminate upon the issuance of such registered Equivalent Securities and the rights and obligations of all parties hereunder shall cease, provided that any payment obligations then owing under Sections 3(h), 4 or 7 of this Agreement shall not be affected by such termination and such provisions shall remain in full force and effect with respect to such accrued obligations.

          12. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above, or (d) if sent through an overnight delivery service in circumstances in which such service guarantees next day delivery, the day following being so sent:

               (i) If to Issuer:

               pSivida Limited
               Level 12, BGC Centre
               28 The Esplanade, Perth
               WA 6000 Australia
               GPO Box 2535
               Perth, WA 6831
               Attention: Gavin Rezos
               Facsimile No.: +61 8 9226 5499

               with a copy (which shall not constitute notice) to Parent's
               Counsel:
               Curtis, Mallet-Prevost, Colt & Mosle LLP
               101 Park Avenue
               New York, NY 10178
               Attention: Lawrence Goodman, Esq.
               Facsimile No.: (212) 697-1559

               (ii) If to Holders:

               To the address set forth on the signature pages hereto.

     In the event that any of the Holders identified in this Agreement transfers Registrable Securities to a new Holder in accordance with Section 8 above, Issuer may provide notice to such Holder through notifying the original Holder identified herein. Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          13. Amendments. No change or modification of this Agreement or waiver of any provision hereof shall be valid, binding or enforceable as against (a) Issuer, unless the same shall be in writing and signed by Issuer, and (b) any Holder, unless the same shall be in writing and signed by Holders who own, in the aggregate, at least fifty per cent (50%) of the total number of Registrable Securities that Issuer is then required to register pursuant to Section 2 hereof at the time of such amendment; provided, however, that any such amendment or waiver that affects one Holder in a way that is materially adverse to such Holder relative to all other Holders cannot be effected without the written consent of such Holder and no additional or expanded obligations may be imposed on any Holder without the consent of such Holder.

          14. No Waivers. No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no registration rights will be transferred other than in accordance with Section 8 hereof.

          16. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

          17. Counterparts. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          18. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          19. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

          20. Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

          21. Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any person.

                            [Signature pages follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        ISSUER

                                        PSIVIDA LIMITED


                                        By: /s/ Gavin Rezos
                                            ------------------------------------
                                        Name: Gavin Rezos
                                        Title: Chief Executive Officer and
                                               Managing Director


                                        By: /s/ Aaron Finlay
                                            ------------------------------------
                                        Name: Aaron Finlay
                                        Title: Chief Financial Officer and
                                               Company Secretary

                             HOLDERS' SIGNATURE PAGE

                                     TO THE

                          REGISTRATION RIGHTS AGREEMENT

     EXECUTED this _______ day of ____________, 2006


SIGN HERE: X
             ------------------------   ----------------------------------------
                                        Exact Number of Registrable Securities

-------------------------------------   ----------------------------------------
Print name exactly as it should         Enter number of ADSs of pSivida Limited
appear in the Shelf Registration        (other than Registrable Securities) that
Statement                               you own.

IF AN ENTITY, ADD:

                                        Have you or your organization had any
By:                                     position, office or other material
    ---------------------------------   relationship within the past three (3)
Title:                                  years with pSivida Limited or its
       ------------------------------   affiliates? Check one:

                                        [ ] Yes

ALL HOLDERS:                            [ ] No

Address: ____________________________   If "Yes" please describe: ______________

_____________________________________   ________________________________________

_____________________________________   ________________________________________

Fax: ________________________________